Exhibit 99.1

Mesa Air Group Reports First Quarter Fiscal 2020 Results

February 10, 2020

PHOENIX, February 10, 2020 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported first quarter fiscal 2020 financial and operating results.

Highlights

•	Net income of $10.8 million or $0.31 per diluted share
•	Controllable completion factor of 99.8% compared to 99.5% in Q1 2019
•	Block hours increased 0.5% compared to Q1 2019

Mesa’s Q1 2020 results reflect net income of $10.8 million, or $0.31 per diluted share, compared to net income of $19.1 million, or $0.54 per diluted share for Q1 2019.  Mesa’s Q1 2020 pre-tax income was $14.3 million, compared to $25.0 million for Q1 2019.  In addition, Mesa’s EBITDA1 for Q1 2020 was $47.4 million, compared to $58.2 million in Q1 2019 and EBITDAR1 was $58.8 million, compared to $72.3 million in Q1 2019. The primary variance in pre-tax income from Q1 2019 to Q1 2020 was the anticipated increase in airframe and engine heavy maintenance of $10.7 million.

Operationally, the company ran a 99.8% controllable completion factor compared to 99.5% in Q1 2019. At United, the company operated at a 99.98% controllable completion factor in the quarter, taking only 6 cancels out of 33,876 scheduled flights compared to a 99.6% controllable completion factor in Q1 2019. At American, the company operated at a 99.5% controllable completion factor compared to a 99.2% controllable completion factor in Q1 2019. The company ran a 98.7% total completion factor, which includes weather and other uncontrollable cancellations, compared to 98.0% in Q1 2019. Mesa operated 115,562 block hours during Q1 2020, an increase of 0.5% from Q1 2019 of 115,000.

“We are pleased to see our operational performance continue to improve and we are on target to take delivery of 20 new E175s which begin in May 2020,” said Jonathan Ornstein, Chairman and Chief Executive Officer. “I would like to thank all of our employees for their hard work and dedication every day.”

“We continue to work closely with our partners to provide the highest level of customer service, reliability and on time performance,” said Brad Rich, Executive Vice President and Chief Operating Officer. “Since having access to the full complement of aircraft in our American Eagle operation, our performance has increased with November and December at a 99.7% controllable completion factor, January at 99.9% and February at 100% month-to-date.”

[1]	See Reconciliation of non-GAAP financial measures

Outlook

The company is providing the following guidance for Fiscal Year 2020 and 2021:

Block Hours, Scheduled Heavy Engine and Airframe Maintenance, Pass-through Maintenance Expense – Actual and Forecast (unaudited)

Block Hours
	Q1	Q2	Q3	Q4	Total
FY 2020 Actual / Guidance
Low	115,562	109,000	112,000	115,500	452,062
High	115,562	111,000	114,000	118,000	458,562

Scheduled Heavy Engine and Airframe Maintenance
	Q1	Q2	Q3	Q4	Total
FY 2020 Actual / Guidance
Low	$14.8	$20.0	$7.0	$7.0	$48.8
High	$14.8	$23.0	$10.0	$10.0	$57.8

Pass-through Maintenance Expense
	Q1	Q2	Q3	Q4	Total
FY 2020 Actual / Guidance	$7.4	$10.5	$9.4	$9.4	$36.7

Fleet Count

		FY '20 Q1	FY '20 Q2	FY '20 Q3	FY '20 Q4	FY '21
		Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended	FY Ended
		Dec '19	Mar '20	Jun '20	Sep '20	Sep '21
Fleet Count	Partner	(Actual)	(Forecast)	(Forecast)	(Forecast)	(Forecast)
E-175	United	60	60	62	68	80
CRJ-900	American	60	59	59	59	59
CRJ-700	United	20	20	18	12	—
Total CPA		140	139	139	139	139
Non-CPA
CRJ-700	Leased	—	—	2	8	20
CRJ-900	Unassigned	4	5	5	5	5
CRJ-200	Unassigned	1	1	1	1	1
Total Fleet		145	145	147	153	165

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa’s ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months ended December 31, 2019 and the three months ended December 31, 2018. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company’s net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus Non-GAAP Disclosures (unaudited)

(In thousands, except for per diluted share)

	Three months ended December 31, 2019
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	14,320	(3,535)	10,785	$0.31

Interest Expense	12,628
Interest Income	(58)
Depreciation and Amortization	20,552
EBITDA	47,442

Aircraft Rent	11,329
EBITDAR	58,771

	Three months ended December 31, 2018
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	25,030	(5,949)	19,081	$0.54

Interest Expense	14,842
Interest Income	(156)
Depreciation and Amortization	18,491
EBITDA	58,207

Aircraft Rent	14,119
EBITDAR	72,326

Mesa Air Group will host a conference call with analysts on Monday, February 10 at 4:30pm ET/1:30pm PT. The conference call number is 888-469-2054 (Passcode: Phoenix). The conference call can also be accessed live via the web by visiting https://edge.media-server.com/mmc/p/q4mi3ymq. A recorded version will be available on Mesa’s website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 147 cities in 47 states, the District of Columbia, Canada, Mexico, Cuba and the Bahamas. As of January 31st, 2020, Mesa operated a fleet of 145 aircraft with an average of approximately 702 daily departures and 3,600 employees. Mesa operates all of its flights as either American Eagle or United Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc. and United Airlines, Inc.

Forward-Looking Statements

This news release contains forward looking statements, including, but not limited to, (i) the block hours, scheduled heavy engine and airframe maintenance, and pass-through maintenance expense forecast of Mesa for the second, third and fourth quarters of fiscal 2020, (ii) the fleet forecast for the second, third and fourth quarters of fiscal 2020 and year ended fiscal 2021, and (iii) delivery dates of the 20 E175s scheduled to begin in May 2020. These forward-looking statements are based on Mesa’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Mesa’s control. Any forward-looking statement in this release speaks only as of the date of this release. Mesa undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,
	2019	2018
Operating revenues:
Contract revenue	$171,800	$170,449
Pass-through and other	12,236	7,707
Total operating revenues	184,036	178,156

Operating expenses:
Flight operations	52,644	53,245
Fuel	169	121
Maintenance	58,095	39,802
Aircraft rent	11,329	14,119
Aircraft and traffic servicing	1,064	934
General and administrative	12,996	12,214
Depreciation and amortization	20,552	18,491
Total operating expenses	156,849	138,926
Operating income	27,187	39,230

Other (expenses) income, net:
Interest expense	(12,628)	(14,842)
Interest income	58	156
Other (expense) income, net	(297)	486
Total other (expense), net	(12,867)	(14,200)

Income before taxes	14,320	25,030
Income tax expense	3,535	5,949
Net income	$10,785	$19,081

Net income per share attributable to common shareholders
Basic	$0.31	$0.55
Diluted	$0.31	$0.54

Weighted-average common shares outstanding
Basic	35,023	34,518
Diluted	35,182	35,113

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	December 31, 2019	September 30, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$57,763	$68,855
Restricted cash	3,448	3,646
Receivables, net	24,121	23,080
Expendable parts and supplies, net	22,400	21,337
Prepaid expenses and other current assets	4,502	40,923
Total current assets	112,234	157,841

Property and equipment, net	1,261,267	1,273,585
Intangibles, net	9,157	9,532
Lease and equipment deposits	4,872	2,167
Operating Lease right-of-use assets	146,071	—
Other Assets	8,400	8,792
TOTAL ASSETS	1,542,001	1,451,917

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and financing leases	$166,089	$165,900
Current maturities of operating leases	37,674	—
Accounts payable	47,750	49,930
Accrued compensation	10,048	11,988
Other accrued expenses	34,350	28,888
Total current liabilities	295,911	256,706

NONCURRENT LIABILITIES:
Long-term debt and financing leases - excluding current portion	641,017	677,423
Noncurrent operating lease liabilities	95,992	—
Deferred credits	11,032	12,134
Deferred income taxes	58,506	55,303
Other noncurrent liabilities	1,352	24,483
Total noncurrent liabilities	807,899	769,343
Total liabilities	1,103,810	1,026,049

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 33,039,126 (2020) and 31,413,287 (2019) shares issued and outstanding, and 1,988,472 (2020) and 3,600,953 (2019) warrants issued and outstanding	239,783	238,504
Retained earnings	198,408	187,364
Total stockholders' equity	438,191	425,868
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,542,001	$1,451,917

Operating Highlights (unaudited)

	Three months ended
	December 31
	2019	2018	Change
Available Seat Miles (thousands)	2,735,386	2,708,899	1.0%
Block Hours	115,562	115,000	0.5%
Departures	62,725	61,534	1.9%
Average Stage Length (miles)	573	578	-0.9%
Passengers	3,697,138	3,620,115	2.1%

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.
Investor Relations
Brian Gillman
Investor.Relations@mesa-air.com
(602) 685-4010